Exhibit 99.1

ISIS PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

CARLSBAD, Calif., May 7, 2013 — Isis Pharmaceuticals, Inc. (NASDAQ: ISIS) announced today that it intends to offer for sale 9 million shares of its common stock in an underwritten public offering.  In connection with this offering, Isis intends to grant the underwriters an option to purchase an additional 1.35 million shares of its common stock.  All shares in the offering are being offered by Isis.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Goldman, Sachs & Co. and J. P. Morgan Securities LLC are acting as joint book-running managers in the offering. Stifel is acting as lead manager.  BMO Capital Markets, Cowen and Company, LLC and Needham & Company are acting as co-managers.

The securities described above are being offered by Isis pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which became effective on May 7, 2013.  A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained, when available, from Goldman, Sachs & Co. (Attn: Prospectus Department, 200 West Street, New York, New York 10282, Fax: 212-902-9316 or Email at prospectus-ny@ny.email.gs.com or by calling 1-866-471-2526) or J.P. Morgan Securities LLC (c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 866-803-9204). Electronic copies of the prospectus supplements may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT ISIS PHARMACEUTICALS, INC.

Isis is exploiting its leadership position in antisense technology to discover and develop novel drugs for its product pipeline and for its partners.  Isis’ broad pipeline consists of 28 drugs to treat a wide variety of diseases with an emphasis on cardiovascular, metabolic, severe and rare diseases, and cancer.  Isis’ partner, Genzyme, is commercializing Isis’ lead product, KYNAMRO™, in the United States for the treatment of patients with HoFH.  Genzyme is also pursuing marketing approval of KYNAMRO in other markets.  Isis’ patents provide strong and extensive protection for its drugs and technology.

ISIS PHARMACEUTICALS’ FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements regarding Isis’ financing plans, including statements related to Isis’ offering of common stock.  Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of KYNAMRO, is a forward-looking statement and should be considered an at-risk statement.  Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs.  Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2012 and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Isis,” “Company,” “we,” “our,” and “us” refers to Isis Pharmaceuticals and its subsidiaries.

Isis Pharmaceuticals® is a registered trademark of Isis Pharmaceuticals, Inc.  KYNAMRO™ is a trademark of Genzyme Corporation.

Isis Pharmaceuticals’ Contacts:

D. Wade Walke, Ph.D.	Amy Blackley, Ph.D.
Executive Director, Corporate Communications and Investor Relations	Associate Director, Corporate Communications
760-603-2772
760-603-2741

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